UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]
Check the appropriate Box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12
HomeStreet, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 15, 2013
It is my distinct pleasure to invite you to attend the 2013 annual meeting of shareholders of HomeStreet, Inc. The meeting will be held at 10 a.m. Pacific Time on May 30, 2013 at the downtown Seattle Hilton Hotel, Windward Room, located at 1301 Sixth Avenue. A map and directions to the meeting location can be found at the back of the attached Proxy Statement.
With this letter, we are including the notice for the annual meeting, the Proxy Statement, the 2012 annual report and a proxy card. You may also find these items online at www.homestreet.com/proxy.
We are submitting for your approval two proposals. The Board of Directors believes the proposals are in the best interests of HomeStreet and its shareholders and accordingly, recommends that you vote “FOR” each of the proposals set forth in the enclosed proxy statement.
If you would like to receive electronic notification of documents filed with the Securities and Exchange Commission and the issuance of press releases, you may subscribe to e-mail at http://ir.homestreet.com.
Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible so that your shares are represented. We urge you to complete, sign and date your proxy card and promptly return it in the postage-paid envelope provided or vote using the internet or telephone. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend. Thank you for your ongoing support of and continued interest in HomeStreet, Inc.
David A. Ederer
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 30, 2013

The Annual Meeting of shareholders (the “Annual Meeting”) of HomeStreet, Inc., a Washington corporation (the “Company”), will be held at 10:00 a.m., Pacific Daylight Time, on May 30, 2013, in the Windward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101 in order to consider and vote upon the following proposals:

1.
To elect three (3) Class II directors to serve until the 2016 annual meeting of shareholders or until their successors are elected, and qualified and two (2) Class I directors to serve until the 2015 annual meeting of shareholders or until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

3.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereto.
Only shareholders of record at the close of business on April 11, 2013, are entitled to notice of the meeting and an opportunity to vote.
We are requesting that you provide the Board of Directors your vote prior to the meeting by completing and returning the enclosed proxy card as soon as possible. Additionally, we hope that you can attend the meeting in person. If you submit your proxy and later wish to change your vote you may do so, either by submitting a new proxy or by voting in person at the meeting. If you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. Please submit your proxy by mail, or vote using the internet or telephone in accordance with the specific instructions set forth in the enclosed proxy card. Please refer to the questions and answers section commencing on page 2 of the Proxy Statement and the instructions on the proxy card.
Our Mailing Address:
HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, WA 98101
Godfrey B. Evans
Executive Vice President, General Counsel
And Corporate Secretary
April 15, 2013

Table of Contents

DATE, TIME, PLACE AND PURPOSE OF HOMESTREET'S ANNUAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	2
Why am I receiving these materials?	2
Who is entitled to vote?	2
Who is a shareholder of record?	2
How many shares are entitled to vote at the meeting?	2
How many votes do I have?	2
What proposals will be voted on at the Annual Meeting?	2
What is the voting requirement to approve each of the proposals?	2
How does the Board of Directors recommend I vote?	3
How long will each of the directors elected at the Annual Meeting continue to serve?	3
How do I vote?	3
You may vote by mail	3
You may vote in person at the meeting	3
You may vote on the Internet	3
You may vote by Telephone	3
What if my shares are held in street name?	3
What happens if I sign and return my proxy card, but don't mark my votes?	4
Can I revoke my proxy?	4
What happens if additional matters are presented at the Annual Meeting?	4
Is my vote confidential?	4
Who will count the votes?	4
Where can I find the results of the Annual Meeting?	4
What does it mean if I get more than one proxy card?	5
What constitutes a “quorum”?	5
How are abstentions treated?	5
What percentage of stock do the directors and executive officers own?	5
Who is paying the cost of preparing, assembling and mailing the notices of the Annual Meeting, Proxy Statement and form of proxy and the solicitation of the proxies?	5
What is the deadline for submitting shareholder proposals for consideration at the Company's next annual meeting of the shareholders or to nominate individuals to serve as directors?	5
Who can help answer any other questions I may have?	6
PROPOSAL 1 ELECTION OF DIRECTORS	7
Introduction	7
Nominees for Directors - Terms Expire in 2015 and 2016	7
Information Regarding the Board of Directors and Nominees	9
Directors of HomeStreet, Inc.	9
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
General	13
Replacement of KPMG LLP as Independent Auditors	13

i

Principal Accounting Fees and Services	13
Pre-Approval of Audit and Non-Audit Services	14
CORPORATE GOVERNANCE	15
Code of Ethics	15
Compliance with Section 16(a) of the Exchange Act	15
Principles of Corporate Governance	15
Director Independence	15
Board Leadership Structure	16
Board Role in Risk Oversight	16
Employee Compensation Risks	16
Board Meetings and Committees	16
Committee Membership of Directors of HomeStreet, Inc.	17
Audit Committee	17
Risk Management Committee	17
Human Resources and Corporate Governance Committee	18
Interaction with Consultants	19
Human Resources and Corporate Governance Committee Interlocks and Insider Participation	19
Process for Recommending Candidates for Election to the Board of Directors	19
Attendance at Annual Meetings of Shareholders by the Board of Directors	20
Insider Trading Policy and Rule 10b5-1 Trading Plans	20
Contacting the Board of Directors	21
Director Compensation	21
Current Non-Employee Director Compensation	21
Directors' Deferred Compensation Plan	21
2011 Equity Incentive Plan for Non-Employee Directors	21
Compensation for Employee Directors	22
Director Compensation Table	22
EXECUTIVE OFFICERS	23
EXECUTIVE COMPENSATION	26
Compensation Program Objectives and Philosophy	26
Decision Making and Policy Making	26
Summary Components of Compensation	27
Base Salary	27
Short-Term Incentive Compensation	27
Incentive Plan Risk Management	28
CEO Discretionary Bonuses for 2012	29
Equity Incentive Compensation	30
Equity Grants Effective at the Closure of our Initial Public Offering	30
Other Benefit Plans	31
401(k) Savings and Employee Stock Ownership Plan & Trust	31
Executive Deferred Compensation	31
Health and Welfare Benefits	32

Perquisites and other Personal Benefits	32
Executive Employment Agreements	32
Severance and Change in Control Arrangements	33
Human Resources and Corporate Governance Committees Report	33
Summary Compensation Table	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
Loan Transactions	36
Indemnification Agreements	36
Procedures for Approval of Related Party Transactions	36
PRINCIPAL SHAREHOLDERS	37
HomeStreet, Inc. 401(k) Savings and Employee Stock Ownership Plan & Trust	39
INFORMATION REGARDING EQUITY COMPENSATION PLANS	40
AUDIT COMMITTEE REPORT	41
OTHER MATTERS	42
DIRECTIONS AND PARKING INSTRUCTIONS TO HOMESTREET, INC. ANNUAL MEETING	43

HOMESTREET, INC.
601 Union Street, Suite 2000
Seattle, WA 98101

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be Held May 30, 2013

DATE, TIME, PLACE AND PURPOSE OF HOMESTREET’S ANNUAL MEETING

The 2013 annual meeting of shareholders of HomeStreet, Inc., a Washington corporation (the “Company” or “HomeStreet”) will be held at 10:00 a.m., local time, on May 30, 2013, in the Windward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101. References to the “Annual Meeting” in this Proxy Statement (“Proxy Statement”) include any postponements or adjournments of such meeting. At the meeting, the Company’s shareholders will be asked to approve a proposal to elect five nominees for the Board of Directors (the “Board”) and to ratify the selection of the Company’s independent registered public accounting firm of for the year ending December 31, 2013. This Proxy Statement is first being sent to the shareholders of the Company on or about April 29, 2013, and is accompanied by a proxy card that is being solicited by the Company for use at the Annual Meeting.
Unless otherwise specified, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as reflected in the beneficial ownership table shown in the “Principal Shareholders” section elsewhere in this Proxy Statement. Unless otherwise noted, all share numbers in this Proxy Statement reflect the 2-for-1 forward stock splits which were effective March 6, 2012 and November 5, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?
Our Board has sent you this Proxy Statement and the accompanying proxy card to ask for your vote, as a shareholder of HomeStreet, on certain matters that will be voted on at the Annual Meeting. As a shareholder of record, you are invited to attend and are entitled to and requested to vote on the proposals set forth in this Proxy Statement. The reasons for, and further information in relation to, each of these proposals are described in more detail in the questions and answers and other materials that follow.
Who is entitled to vote?
All shareholders of record of HomeStreet common stock at the close of business on April 11, 2013 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting.
Who is a shareholder of record?
A shareholder of record is a person or entity whose name appears on or in our records as an owner of one or more shares of our common stock as of the close of business on the Record Date.
How many shares are entitled to vote at the meeting?
As of the Record Date, 14,401,773.6 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each common share you owned of record on the Record Date is entitled to one vote for each director candidate. You may NOT cumulate votes relating to the election of directors. For the other proposals presented at this meeting, you are entitled to one vote for each common share you owned of record on the Record Date.
What proposals will be voted on at the Annual Meeting?
The proposals scheduled to be voted on at the Annual Meeting are:

•
The election of the three Class II directors listed in this Proxy Statement to serve for a term of three years or until their respective successors are duly elected and qualified, and the election of two Class I directors to serve for a term of two years or until their respective successors are duly elected and qualified; and

•	The ratification of Deloitte & Touche LLP as HomeStreet’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1: Election of three Class II Directors and two Class I Directors	Plurality of votes cast	No

Proposal 2: Ratification of appointment of independent registered public accounting firm	Majority of shares entitled to vote and present in person or by proxy	Yes

How does the Board of Directors recommend I vote?
Our Board recommends that you vote your shares:

•	“FOR” the five director nominees; and

•	“FOR” the ratification of appointment of Deloitte & Touche LLP as HomeStreet’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
How long will each of the directors elected at the Annual Meeting continue to serve?
Our Articles of Incorporation provide that our directors will serve a term of three years or until their respective successors are duly elected and qualified. Our Board is divided into classes of directors, with each class serving a three-year term. At each annual meeting, our shareholders elect directors within one class, and each class is staggered in a manner that causes approximately one-third of our total number of directors to be elected annually, an arrangement commonly known as a staggered board.
In connection with the impending retirement from the Board of two current Class I directors, we are nominating at the Annual Meeting two Class I directors to serve until the 2015 annual meeting of shareholders along with all three of our Class II directors, who will serve until the 2016 annual meeting of shareholders.
How do I vote?
You can vote on matters that properly come before the Annual Meeting in one of four ways:
You may vote by mail.
You do this by marking, signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope or otherwise mailing it to us at our mailing address on the cover page of this Proxy Statement prior to the Annual Meeting. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
You may vote in person at the meeting.
You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.
In order to facilitate an orderly Annual Meeting, we request that you provide the Board of Directors your vote prior to the Annual Meeting by completing and returning the enclosed proxy card as soon as possible.
You may vote on the Internet.
Go to www.voteproxy.com and follow the instructions. You should have your proxy card in hand when you access the website.
You may vote by Telephone.
Call the toll-free number listed on the proxy card from any touch-tone telephone and follow the instructions. You should have your proxy card in hand when you call.
If you own your shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available.
What if my shares are held in street name?
If you are the beneficial owner of shares held by a broker in street name, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. Pursuant to applicable regulations, if you do not give instructions to your broker, your broker will not be permitted to vote your shares with respect to Proposal 1, described in this Proxy Statement.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares is an example of proof of ownership. If you want to vote your shares of common stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
What happens if I sign and return my proxy card, but don’t mark my votes?
If you do not mark your vote on your proxy, David A. Ederer, Chairman of the Board of Directors, and Godfrey B. Evans, our Corporate Secretary, General Counsel and Chief Administrative Officer, will vote your shares as recommended by the Board of Directors: FOR each of the director nominees identified herein, and FOR the ratification of our independent auditors.
Can I revoke my proxy?
You have the power to revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by either:

a.
submitting another proxy with a later date prior to the date of the Annual Meeting over the internet, by telephone or to our Corporate Secretary, Godfrey B. Evans, at our mailing address on the cover page of this Proxy Statement, or

b.	sending a written notice of your revocation to our Corporate Secretary at our mailing address on the cover page of this Proxy Statement, or

c.	voting in person at the Annual Meeting.
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, David Ederer and Godfrey Evans, will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify an individual shareholder are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. If you provide written comments on your proxy card, such comments may be forwarded to the Company’s management, however, there can be no guarantee that such comments will be forwarded or reviewed. We encourage any shareholders who would like to provide comments to management to contact us directly at the address provided on the cover page of this Proxy Statement.
Who will count the votes?
American Stock Transfer and Trust Company, LLC, our stock transfer agent will serve as the inspector of elections and in that capacity will count and tabulate the votes.
Where can I find the results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within four (4) business days of the Annual Meeting.

What does it mean if I get more than one proxy card?
It means that you may have multiple stock ownership accounts. Please mark, sign and return all proxy cards to ensure that all your shares are voted.
What constitutes a “quorum”?
A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time and place.
How are abstentions treated?
Abstentions will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. The election of directors requires that the candidates elected receive a plurality of votes, which means that the five candidates receiving the largest number of votes cast will be elected. Accordingly, assuming the presence of a quorum, abstentions will not affect the results of the matters to be affected at the Annual Meeting.
What percentage of stock do the directors and executive officers own?
Together these persons had or shared the right to vote or dispose of approximately 12.3% of our common stock as of the Record Date.
Who is paying the cost of preparing, assembling and mailing the notices of the Annual Meeting, Proxy Statement and form of proxy and the solicitation of the proxies?
The Company is paying all such costs. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
What is the deadline for submitting shareholder proposals for consideration at the Company’s next annual meeting of the shareholders or to nominate individuals to serve as directors?
For inclusion in HomeStreet’s proxy materials: Shareholders may present proper proposals for inclusion in HomeStreet’s Proxy Statement and for consideration at the next annual meeting of shareholders by submitting such proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the Proxy Statement for the 2014 annual meeting of shareholders, shareholder proposals must be received by HomeStreet’s Corporate Secretary no later than December 30, 2013, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act and of HomeStreet’s bylaws.
To be brought before an annual meeting: In addition, our bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.
In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a shareholder who has delivered written notice to HomeStreet’s Corporate Secretary within the Notice Period (as defined below) and who was a shareholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the shareholder proposing such nominations.
Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary within the Notice Period (as defined below) and who was a shareholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the shareholder proposing such matters, including information related to the shareholder’s ownership interest in the Company and any material interests of the shareholder in the business desired to be brought before the meeting.
The “Notice Period” is defined as that period not less than 90 days nor more than 120 days prior to the one year anniversary of the date on which we mailed our proxy materials to shareholders in connection with the previous year’s annual meeting of shareholders. As a result, the Notice Period for the 2014 annual meeting of shareholders will start on December 30, 2013 and end on January 29, 2014. However, if the annual meeting for 2014 is more than 30 days before or 60 days after May 30, 2014, in order to be timely notice must be delivered not less than 90 days nor more than 120 days prior to the actual date of the 2014 meeting; provided, that if the notice of such meeting is less than 100 days before the date of such meeting, notice of such proposal must be made not less than 10 days after the date of the notice of the meeting in order to be timely.
If a shareholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to our Corporate Secretary at our principal executive offices.
Who can help answer any other questions I may have?
Please contact our investor relations department by calling 206-264-4200, by writing to HomeStreet, Inc., attn.: Investor Relations, 601 Union Street, Suite 2000, Seattle, Washington 98101 or by electronic mail at ir@homestreet.com

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, which shall be between nine and 13 directors. The Board is currently comprised of 11 members. Our articles of incorporation provide that directors are elected for three-year terms, with one-third of the board of directors elected at each annual meeting of shareholders. Each director holds office until that director’s successor is duly elected and qualified or until his earlier death or resignation. Our directors are currently classified into the following three classes:

•	Class I directors are Brian P. Dempsey, Gerhardt Morrison and Douglas I. Smith, and their terms will expire at the annual meeting of shareholders to be held in 2015;

•	Class II directors are Michael J. Malone, Victor H. Indiek, Scott M. Boggs and Bruce W. Williams, and their terms expire at the Annual Meeting; and

•	Class III directors are David A. Ederer, Thomas E. King, George “Judd” Kirk and Mark K. Mason, and their terms will expire at the annual meeting of shareholders to be held in 2014.
Mr. Dempsey and Mr. Morrison have indicated to the Company that they will be retiring from the Board of Directors as of the conclusion of the Annual Meeting and thus will not stand for re-election. According to our articles of incorporation, if the number of directors on our Board of Directors is changed, any increase or decrease shall be apportioned among the classes of directors, so as to maintain the number of directors in each class as nearly equal as possible. As a result, in connection with the impending retirements of Messrs. Dempsey and Morrison, the Human Resources and Corporate Governance Committee has decided to move Mr. Mason from Class III into Class I and Mr. Boggs from Class II into Class I, effective at the conclusion of the Annual Meeting. In order to assure that no director serves on the Board of Directors for a term greater than three years, the Human Resources and Corporate Governance Committee has decided to nominate Messrs. Mason and Boggs for election to the Board of Directors at the Annual Meeting, for a term to expire at the Company’s 2015 annual meeting of shareholders.
The three other directors standing for election to our Board of Directors are nominees for re-election as Class II directors with terms to expire in 2016.
All nominees are incumbent directors of the Company.
Nominees for Directors – Terms Expire in 2015 and 2016
Upon recommendation of the Human Resources and Corporate Governance Committee, the Board of Directors has nominated Mark K. Mason and Scott M. Boggs, for re-election to the Board of Directors as Class I directors with a term set to expire at the Company’s annual meeting of shareholders to be held in 2015, and Michael J. Malone, Victor H. Indiek and Bruce W. Williams for re-election as Class II directors, with a term set to expire at the Company’s annual meeting of shareholders to be held in 2016. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Human Resources and Corporate Governance Committee to the conclusion that he should continue to serve as a director has been added following each of the director and nominee biographies.
If you are a shareholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Mason, Boggs, Malone, Indiek, and Williams. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
OF MARK K. MASON, SCOTT M. BOGGS, VICTOR H. INDIEK, MICHAEL J. MALONE, AND BRUCE W. WILLIAMS.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NOMINEES LISTED ABOVE BY SIGNING AND RETURNING THE ATTACHED PROXY TO THE COMPANY.

Information Regarding the Board of Directors and Nominees

The following table sets forth certain information with respect to the Board of Directors of HomeStreet, Inc., including their ages as of April 11, 2013.

Directors of HomeStreet, Inc.

Director	Age	Director Since	Class	Term Expiration
David A. Ederer, Chairman	70	2005	Class III	2014 Annual Meeting
Mark K. Mason(1)	53	2010	Class III	2014 Annual Meeting
Scott M. Boggs(2)	58	2012	Class II	2013 Annual Meeting
Brian P. Dempsey(3)	75	2008 (4)	Class I	2015 Annual Meeting
Victor H. Indiek	75	2012	Class II	2013 Annual Meeting
Thomas E. King	69	2012	Class III	2014 Annual Meeting
George “Judd” Kirk	67	2012	Class III	2014 Annual Meeting
Michael J. Malone	68	2012	Class II	2013 Annual Meeting
Gerhardt Morrison(3)	75	2003	Class I	2015 Annual Meeting
Douglas I. Smith	49	2012	Class I	2015 Annual Meeting
Bruce W. Williams	59	1994	Class II	2013 Annual Meeting

(1)
In connection with the impending retirement of Messrs. Dempsey and Morrison, upon re-election to the Board of Directors at the Annual Meeting, Mr. Mason will become a Class I director, with a term that expires at the Company’s 2015 annual meeting of shareholders.

(2)
In connection with the impending retirement of Messrs. Dempsey and Morrison, upon re-election to the Board of Directors at the Annual Meeting, Mr. Boggs will become a Class I director, with a term that expires at the Company’s 2015 annual meeting of shareholders.

(3)	Messrs. Dempsey and Morrison intend to retire from the Board of Directors at the Annual Meeting.

(4)	Mr. Dempsey also served on the board of directors of HomeStreet, Inc. from 1999 to 2001.

HomeStreet, Inc.’s Board of Directors currently consists of 11 members. In 2012, the Company’s Board of Directors met 17 times. Our Board of Directors is divided into three classes and one-third of our directors are elected each year to serve for a three year-term or until a successor is duly elected and qualified. Under our present bylaws, directors must comply with all applicable laws and regulations, including any required approvals from our regulators.
The number of directors may be increased or decreased from time to time by our board of directors, provided that a reduction in the number of directors may not shorten the term of an incumbent. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board of Directors. A majority of our directors satisfy the definition of “independent director” under the corporate governance rules of Nasdaq.
David A. Ederer, Director and Chairman of the Board. Mr. Ederer joined the Bank in 2004 as a member of its board of directors and in 2005 also became a member of the board of directors of HomeStreet, Inc. Mr. Ederer was elected chairman of that board in 2009. Since 1974 Mr. Ederer has served as the chairman of Ederer Investment Company, a private investment company, and he currently serves on the board of directors of the Prostate Cancer Foundation (formerly CaPCURE), PONCHO, CRISTA Ministries and the University of Washington Medical Institute for Prostate Cancer Research. Mr. Ederer has previously served as a director of a number of public and private companies, organizations and institutions, including Cascade Natural Gas, University Savings Bank, Farmers New World Life Insurance Company, Children’s Hospital and Seattle

Pacific University. Mr. Ederer is a certified public accountant (inactive) and managed consulting, accounting and auditing services for Price Waterhouse from 1965 to 1974. Mr. Ederer received a bachelor’s degree in Business Administration from the University of Washington. Mr. Ederer was selected to serve as a director because of his experience as a director on public company boards, his experience on board committees, his financial expertise and his professional degrees and training in business and management.
Mark K. Mason, Director, Vice Chairman, Chief Executive Officer and President of HomeStreet, Inc. Mr. Mason has been the Company Vice Chairman and Chief Executive Officer and the Bank’s Chairman and Chief Executive Officer since January 19, 2010. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. Most recently Mr. Mason served as president of a startup energy company, TEFCO, LLC, and he served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank, and The Bjurman Barry Family of Mutual Funds. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in Business Administration with an emphasis in Accounting from California State Polytechnic University. Mr. Mason brings extensive business, managerial and leadership experience to our board of directors. Mr. Mason was selected to serve as a director because of his significant experience as an executive officer, director and consultant to banks and mortgage companies, his credit and lending experience, finance and accounting education and experience, distressed institution turnaround experience and relationships in the banking industry and the capital markets.
Scott M. Boggs. Mr. Boggs joined the Bank in 2006 as a member of the board of directors and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. Prior to joining the Bank, Mr. Boggs was employed by Microsoft Corporation from 1993 to 2003 where he served in a variety of positions including vice president, corporate controller from 1998 to 2003. Mr. Boggs was also an adjunct professor for the Seattle University Albers School of Business and Economics teaching accounting and information systems from 2004 until 2009. Mr. Boggs previously served as a trustee and chair of the audit committee and budget and investments committee of the Financial Executives Research Foundation from 2002 to 2008, as director, chair of the pension committee and audit committee and designated financial expert of the Cascade Natural Gas Corporation from 2004 to 2007, and director, vice chair of audit committee and designated financial expert of the Safeco family of mutual funds from 2002 to 2004. He is a former member of the King County Strategic Technology Advisory Council, the Seattle University Accounting Advisory Board and the Financial Executives International. Mr. Boggs started his career as a certified public accountant with Deloitte, Haskins & Sells from 1977 to 1985, and he received his bachelor’s degree in Accounting from the University of Washington. Mr. Boggs was selected to serve as a director because of his significant accounting and financial experience, his accounting credentials and degree as well as his experience as a designated financial expert on audit committees.
Victor H. Indiek. Mr. Indiek joined the Board of Directors of HomeStreet, Inc. and the Bank upon the closing of our initial public offering in February 2012. He has been a project manager at Quantum Partners since 2007 where he manages FDIC receiverships, including the disposition of the assets of failed banks. He is currently a principal at Indiek Realty/Finance, which he formed in 1995. From 1999 to 2002 he served as a director and chairman of the audit committee of Bank Plus Corporation and Fidelity Federal Bank. Mr. Indiek was also involved in the formation of Freddie Mac, serving initially as its first chief financial officer from 1970 to 1973 and then as its president and chief executive officer from 1974 to 1977. He subsequently served as an executive officer at several financial institutions, including American Diversified Savings, American Savings/Financial Corporation of America and FarWest Savings, and as an audit manager for Arthur Andersen & Co. Mr. Indiek holds a bachelor’s degree in accounting from the University of Kansas, is a certified public accountant (inactive) and a California real estate broker. Mr. Indiek was selected to serve as a director because of his extensive experience in the banking and mortgage banking industries and because of his accounting education and experience.
Thomas E. King. Mr. King joined the board of directors of the Bank in 2010 and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. Prior to joining the Bank’s board, Mr. King served as president and chief executive officer, chief credit officer and director of San

Diego Community Bank from 2001 to 2006. Since retiring from San Diego Community Bank following its sale to First Banks, Inc. in 2006, Mr. King has provided consulting services to banks and other financial services companies. Prior to joining San Diego Community Bank, he served as executive vice president and chief operating officer of Fullerton Community Bank from 1997 to 1998, president and chief executive officer and director of the Bank of Southern California from 1994 to 1996, and president, chief executive officer and director of Capitol Bank Sacramento from 1992 to 1994. From 1969 to 1992, Mr. King held various senior positions in commercial lending, real estate lending, credit administration, corporate and merchant banking and retail banking at Security Pacific National Bank. He received a bachelor’s degree in Business Administration from California State University, Northridge. Mr. King was chosen to serve as a director because of his experience as an executive officer, director and consultant to banks and financial services companies, his commercial banking relationships, his financial experience, commercial lending and credit administration experience and distressed institution turnaround experience.
George “Judd” Kirk. Mr. Kirk, who currently serves as the lead director of the Bank, has served as a member of the board of directors of the Bank since 2008 and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. Mr. Kirk served as president of Port Blakely Communities, Inc. from 1997 to 2007 and as its Chief Executive Officer from 2007 to 2008. Prior to joining Port Blakely Communities, he served as president of Skinner Development Company and until 1986, chaired the Real Estate Department of Davis Wright Tremaine LLP in Seattle. Mr. Kirk is a past member of the Washington State Bar Association (WSBA). He has previously served as a member of the Urban Land Institute (CDC Council), American College of Real Estate Lawyers, and the Pacific Real Estate Institute. He has also been a member of the boards of directors of several community organizations, including University of Washington Physicians and the Cascade Land Conservancy. Mr. Kirk has previously served as the chairman of the WSBA Real Property, Probate and Trust Section, President of the Issaquah Chamber of Commerce and President of the University of Washington Alumni Association. Mr. Kirk received a bachelor’s degree in Finance from the University of Washington, School of Business, and a law degree cum laude from Harvard Law School. Mr. Kirk was selected to serve as a director because of his business and management experience, his real estate development experience, his knowledge of real estate and real estate finance and his legal experience, as well as his civic and community service involvement.
Michael J. Malone. Mr. Malone has served on the board of directors and the audit committee of Expeditors International since 1999. Mr. Malone joined the Board of Directors of HomeStreet, Inc. upon the closing of our initial public offering in February 2012. Mr. Malone is the retired chairman and chief executive officer of AEI/DMX Music, a company he founded in 1971. Mr. Malone serves on the Seattle Police Foundation, having been a founding member and past chairman. Additionally, he serves on the National Council of the National Trust for Historic Preservation, the board of directors of the Northwest African American Museum, and the board of directors of Capitol Hill Housing in Seattle. Mr. Malone holds a bachelor’s degree from the University of Washington. Mr. Malone was selected to serve as a director because of his experience as a public company director and committee member and his business experience and training.
Douglas I. Smith. Mr. Smith joined our board of directors upon the closing of our initial public offering in February 2012. Mr. Smith has worked for Miller and Smith Inc., a privately held residential land development and home building company in metropolitan Washington, D.C., since 1992, and has served as its president since 1998. Mr. Smith holds an MBA from Harvard Business School and a bachelor’s degree in economics from DePauw University. Mr. Smith has been elected to serve as a director because of his experience in the residential construction lending area as well as his experience in the home building and land development industries.
Bruce W. Williams. Mr. Williams has served as a member of the board of directors for HomeStreet, Inc. since 1994. Mr. Williams began serving as an officer of the Company in 1990, first as our general counsel and then as a senior vice president. In 2000, he was promoted to president and chief operating officer and then to chief executive officer in 2002, a position that he held until January 2010. Prior to working at HomeStreet, Mr. Williams served for two years in the U.S. Peace Corps as a college professor in Liberia. From 1982 to 1987 Mr. Williams worked as an attorney at Perkins Coie LLP in Seattle. Mr. Williams currently serves on the board of trustees of PCC Natural Markets and chairs its Finance Committee. He formerly was Chair and

Treasurer of Forterra (formerly known as the Cascade Land Conservancy). Mr. Williams previously served on the Visiting Committee of the University of Washington Daniel J. Evans School of Public Affairs, Chair of the Washington Financial League, on the Boards of Directors of the Mortgage Bankers Association of America, the Washington Roundtable and the Seattle Chamber of Commerce and on the International Advisory Board of the Seattle Public Schools. Mr. Williams holds a bachelor’s degree in History from Stanford University and a law degree from the University of Washington School of Law. Mr. Williams was selected to serve as a director because of his experience as an executive officer, director of the Bank, legal degree and experience and involvement in local community affairs in Seattle.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of HomeStreet and its subsidiaries for the fiscal year ending December 31, 2013. Deloitte & Touche LLP replaces KPMG LLP, who had audited the company’s financial statements since 2003.
Shareholder ratification of the selection of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement at the Annual Meeting if they desire to do so. We do not anticipate that representatives of KPMG LLP will be present at the meeting to respond to questions about financial statements and related matters for the three-year periods ended December 31, 2012, 2011 and 2010.
Replacement of KPMG LLP as Independent Auditors
In January 2013, the Audit Committee determined that it would solicit proposals and pursue a competitive bidding process for external audit services as of and for the year ended December 31, 2013. On March 18, 2013 KPMG LLP was notified of the Audit Committee’s decision to dismiss KPMG LLP as the Company’s independent auditor. The reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope, but the 2011 report did contain an explanatory paragraph related to the application of a new accounting principle.
There were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2012 and 2011 and through March 18, 2013, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such years.
There were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K under the Exchange Act during the fiscal years ended December 31, 2012 and 2011 and through March 18, 2013.
Principal Accounting Fees and Services
The following table presents fees billed for professional audit services and other services rendered to HomeStreet by KPMG LLP for the year ended December 31, 2011 and fees paid for audit services rendered by KPMG LLP for the year ended December 31, 2012. Amounts in this table are presented in thousands.

	2011	2012

Audit Fees (1)	$704	$935
Audit-Related Fees (2)	18	38
Audit-Related Fees - IPO (3)	620	203
All Other Fees (4)	55	—
Total	$1,397	$1,176

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our quarterly financial statements, as well as services that generally only our independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

(2)	Audit-Related Fees consist of fees paid for professional services rendered in connection with audits of our employee benefit plans.

(3)
Audit-Related Fees—IPO consists of fees billed for professional services rendered in connection with our initial public offering, including comfort letters, consents and reviews of documents filed with the SEC.

(4)	Represents fees for advisory services related to a review of our allowance for loan and lease losses (“ALLL”) methodology. There were no other services provided by KPMG LLP in 2012.

Pre-Approval of Audit and Non-Audit Services
It is the responsibility of HomeStreet’s Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by our independent auditor with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require specific review and approval prior to the engagement by the Audit Committee, or a designated member. All services rendered by and fees paid to our independent auditor are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting firm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent registered public accounting firm, as well as the non-audit services the independent registered public accounting firm is prohibited from providing. All services provided by KPMG LLP in each of the last two fiscal years were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS HOMESTREET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

CORPORATE GOVERNANCE
Code of Ethics
Our board of directors has established a code of ethics as defined under the Exchange Act that applies to all HomeStreet directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our code of ethics (“Code of Ethics”) is available on our website at http://ir.homestreet.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer) from, this code of ethics within four business days of any such amendment or waiver. Among other things, the Code of Ethics addresses the following principles:

•	complying with laws and regulations;

•	prohibiting insider trading;

•	avoiding conflicts of interest;

•	avoiding questionable gifts or favors;

•	maintaining accurate and complete records;

•	treating others in an ethical manner;

•	maintaining integrity of consultants, agents and representatives; and

•	protecting proprietary information and proper use of assets.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (our “Reporting Persons”), to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during fiscal 2012 all Reporting Persons complied with all applicable requirements, except that five directors had late filings of Form 3, and a total of two directors and ten officers had one late Form 4 filing, a total of six directors had two late Form 4 filings, a total of three directors had three late Form 4 filings and one director had four late Form 4 filings.
Principles of Corporate Governance
The Company has adopted Principles of Corporate Governance, which are available on the Company’s website at http://ir.homestreet.com. Shareholders may request a free copy of the Principles of Corporate Governance at the address and phone numbers set forth above.
Director Independence
The Board of Directors has determined that, with the exception of Mark Mason, all of its members are currently “independent directors” as that term is defined in the listing standards of Nasdaq. In the course of determining the independence of each non- employee director, the Board considered the annual amount of HomeStreet’s sales to, or purchases from, any company where a non- employee director serves as an executive officer as well as all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

Board Leadership Structure
Our Board of Directors believes that it is in the best interests of the Company for the Board to retain discretion to make a determination regarding whether or not to separate the roles of Chairman of the Board and Chief Executive Officer based upon varying circumstances. The Board of Directors is currently chaired by an independent director, Mr. Ederer, who is subject to re-appointed as Chairman of the Board each year by the Board of Directors.
The Board of Directors presently believes that having two different individuals serve in the roles of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and that separating these roles provides the right foundation for the Company to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of corporate performance. By allowing our Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of the Board of Directors and those operating decisions, the Board of Directors believes that this leadership structure provides an appropriate allocation of roles and responsibilities at this time.
Board Role in Risk Oversight
The Board of Directors is responsible for overseeing the major risks facing the Company while management is responsible for assessing and mitigating the Company’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Risk Management Committee, and the Human Resources and Corporate Governance Committee, or “HRCG Committee”. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. The Risk Management Committee oversees and assesses the adequacy of the Company’s management of key enterprise-wide risks and monitors the Company’s risk profile and exposure to various types of risks. The HRCG Committee oversees management of risks relating to the Company’s compensation plans and programs. The Audit Committee, the Risk Management Committee and the HRCG Committee report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees, and with the Board, each committee periodically discusses with management the Company’s policies with respect to risk assessment and risk management .
Employee Compensation Risks
HomeStreet’s management and the HRCG Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on HomeStreet.
Board Meetings and Committees
During the year ended December 31, 2012, the Board of Directors held 17 meetings. Except for Mr. Malone, who attended only two meetings of the Board in 2012 due to a seven month pre-planned family sabbatical (which concluded in November 2012), each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which that director served during the past fiscal year. Since his return to the Board in November 2012, Mr. Malone has attended over 85% of the meetings of the Board of Directors.
The Board of Directors has three standing committees: an Audit Committee, a Risk Management Committee and a Human Resources and Corporate Governance Committee.

Committee Membership of Directors of HomeStreet, Inc.

Director	Audit Committee	Human Resources and Corporate Governance Committee	Risk Management Committee
David A. Ederer	X	X
Mark K. Mason
Scott M. Boggs	Chair		Chair
Brian P. Dempsey		X	X
Victor H. Indiek	X		X
Thomas E. King		X	X
George “Judd” Kirk	X	Chair	X
Michael J. Malone		X
Gerhardt Morrison
Douglas I. Smith	X	X
Bruce W. Williams

Audit Committee
The Audit Committee of HomeStreet, Inc. is composed solely of independent directors as required by the Nasdaq corporate governance standards, including Messrs. Boggs, Ederer, Indiek, Kirk and Smith, each of whom is an independent director, in compliance with all Nasdaq corporate governance standards and Rule 10A-3 under the Exchange Act with respect to director independence. Mr. Boggs is also qualified as an “audit committee financial expert.”
The Company’s Board of Directors has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, the Audit Committee charter requires the Audit Committee to:

•
oversee the financial reporting process on behalf of our board of directors, review and discuss the audited financial statements with management and the Company’s auditors and report the results of its activities to the board;

•	be responsible for the appointment, retention, compensation, oversight, evaluation and termination of our auditors and review the engagement and independence of our auditors;

•	review and approve non-audit services, including a reconciliation of fees actually paid for non-credit services as compared to fees previously approved for such services;

•	review the adequacy of our internal accounting controls and financial reporting processes; and

•	review and enforce our code of ethics.
The Audit Committee held 15 meetings during the last fiscal year. The Audit Committee Report is included in this Proxy Statement.
Risk Management Committee
The Risk Management Committee oversees and assesses the adequacy of the Company's tolerance and management of key enterprise-wide risks, including credit, interest rate risk, liquidity, price, operational, compliance/legal, strategic and reputational risks. The Risk Management Committee is also responsible for monitoring the Company's risk profile and exposure to various types of risks, as well as reviewing management’s adherence to the Company's established risk management policies and benchmarks.

The Company’s Board of Directors has adopted a written Risk Management Committee charter, a current copy of which is available is available on our website at http://ir.homestreet.com. Among other things, this charter requires the Risk Management Committee to:

•	review and approve the Company’s enterprise risk assessments prepared in connection with the Company’s strategic plan;

•	monitor the implementation of changes in significant regulation and the impact of such changes upon the Company’s significant risks;

•	monitor overall capital adequacy and capacity within the context of the approved risk limits and actual results;

•	provide a forum for evaluating and integrating risk issues, processes and events arising within the Company and its subsidiaries;

•
coordinate with various Board committees a discussion of the Company’s significant processes for risk assessment, risk management and actions taken by management to monitor, control and remediate risk exposures; and

The membership of the Risk Management Committee is limited to persons who meet the independence standards established by the Nasdaq corporate governance rules and is currently comprised solely of independent directors as defined by such rules. The Risk Management Committee was formed in October 2012, and is required by its charter to meet at least quarterly. The Risk Management Committee held one meeting during the last fiscal year.
Human Resources and Corporate Governance Committee
The HRCG Committee acts as both our nominating and corporate governance committee and our compensation committee. The HRCG Committee has the authority to establish and implement our corporate governance practices, nominate individuals for election to the board of directors and evaluate and set compensation with respect to our directors and executive officers, among other things.
Our Board of Directors has adopted a written charter for the HRCG Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to both compensation and nominating committee requirements. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, this charter calls upon HRCG Committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members;

•	select, or recommend that the Board select, the director nominees for each annual meeting of shareholders;

•	develop and recommend to the Board a set of corporate governance principles applicable to the corporation, including periodic review and reassessment of such principles;

•	administer our equity incentive plans, pursuant to the authority delegated to it by our Board;

•	set the corporate goals and objectives, if any, relevant to our executive officers’ compensation and evaluate our executive officers’ performance in light of those goals and objectives, if any;

•	establish and provide oversight of compensation philosophy and programs; and

•	oversee and make decisions regarding executive management salaries, incentive compensation, long-term compensation plans and equity plans for our employees and consultants.

Each member of the HRCG Committee meets the independence standards established under Section 10A(m)(3) of the Exchange Act and the proposed rules adopted by the SEC directing the national securities exchanges (including the Nasdaq Stock Market) to adopt independence standards relating to members of compensation committees.
The HRCG Committee held 17 meetings during the last fiscal year. The HRCG Committee Report is included in this Proxy Statement.
Interaction with Consultants
Pursuant to its charter, the HRCG Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding to the HRCG Committee to do so.
In November 2012, the HRCG Committee retained Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant. None of the Company’s management participated in the Committee’s decision to retain PM&P. PM&P reports directly to the HRCG Committee and the HRCG Committee may replace PM&P or hire additional consultants at any time. PM&P attends meetings of the HRCG Committee, as requested, and communicates with the Chair of the HRCG Committee between meetings; however, the HRCG Committee makes all decisions regarding the compensation of the Company’s executive officers.
PM&P provides various executive compensation services to the HRCG Committee with respect to HomeStreet’s executive officers and other key employees pursuant to a written consulting agreement with the HRCG Committee. The services PM&P provides under the agreement include advising the HRCG Committee on the principal aspects of HomeStreet’s executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of HomeStreet’s program design and HomeStreet’s award values in relationship to its performance.
The HRCG Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The HRCG Committee conducted a specific review of its relationship with PM&P in 2012, and determined that PM&P’s work for the HRCG Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC and the Nasdaq.
The Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Human Resources and Corporate Governance Committee Interlocks and Insider Participation
None of the members of the HRCG Committee served as an officer or employee of the Company during fiscal year 2012 or any of the three previous years or has had any relationships or participated in any related party transactions that qualify as “interlocking” or cross-board memberships that are required to be disclosed under the rules of the SEC. See also the “Certain Relationships and Related Transactions” section in this Proxy Statement.
Process for Recommending Candidates for Election to the Board of Directors
The HRCG Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the HRCG Committee to consider recommendations for candidates to the Board of Directors from shareholders. Shareholder recommendations for candidates to the Board of Directors must be directed in writing to HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of the Company’s common stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board of Director must also meet any approval requirements set forth by our regulators.
The HRCG Committee regularly reviews the current composition and size of the Board of Directors. The HRCG Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors, for selection as director nominees are as follows:

•
In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the HRCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (3) such other factors as the HRCG Committee may consider appropriate.

•
While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board of Directors that is comprised of directors who: (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the Company’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board of Directors and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•
With regard to candidates who are properly recommended by shareholders or by other means, the HRCG Committee will review the qualifications of any such candidate, which review may, in the HRCG Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, requesting additional information to be shared with our regulators or other actions that the HRCG Committee deems necessary or proper.

•
In evaluating and identifying candidates, the HRCG Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•
The HRCG Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of shareholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the HRCG Committee recommends the director nominees to the full Board of Directors.
Attendance at Annual Meetings of Shareholders by the Board of Directors
Although HomeStreet does not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders, we encourage, but do not require, directors to attend. Except for Mr. Malone who was on a seven month pre-planned family sabbatical at the time, all of our directors attended our last annual meeting held in May 2012.
Insider Trading Policy and Rule 10b5-1 Trading Plans
HomeStreet has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers and directors in the future, or to report any modifications or terminations of any publicly announced plan, except to the extend required by law.

Contacting the Board of Directors
Any shareholder who desires to contact our non-employee directors may do so electronically at the following website: http://ir.homestreet.com. Such shareholders who desire to contact our non-employee directors by mail may do so by writing HomeStreet’s Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. Our General Counsel receives these communications unfiltered by HomeStreet, forwards communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@homestreet.com.
Director Compensation
Current Non-Employee Director Compensation
Non-employee directors of HomeStreet, Inc. and the Bank each earn an annual retainer of $20,000, other than for committee chairs, who each earn an additional annual retainer of $10,000 for each committee chaired, and the chairman of the HomeStreet, Inc. Board of Directors and the HomeStreet Bank’s lead director, who earn an additional annual retainer of $15,000 and $10,000 respectively. In addition, each director earns a fee of $1,000 per board meeting attended, and each committee member earns an additional fee of $500 per committee meeting attended (other than for short, telephonic committee meetings, for which the fee is $250 per meeting attended). Fifty percent of the annual retainer is paid in cash and the remaining fifty percent is paid in common stock under our 2011 equity incentive plan for non- employee directors described below. All meeting fees are paid in cash.
In addition, upon the closing of the Company’s initial public offering in February 2012, the Company made certain grants of restricted stock to our directors. The chairman of the Board of Directors received a one-time grant of 2,600 shares under the 2010 Equity Incentive Plan and all other directors received a grant of 1,700 shares for an aggregate issuance of 19,600 shares. These grants consist of restricted stock that will vest in equal installments over each of the first three anniversaries of the grant date.
We believe that our current overall non-employee director compensation program and the director compensation program in effect in 2012 are reasonable and appropriate based on our review of peer financial institution data and the data provided by our outside compensation consultants
Directors’ Deferred Compensation Plan
In 1999, we adopted a plan to permit directors to defer all or a portion of their fees received for services as a director that would otherwise be payable in cash (with a minimum $2,500 deferral in a plan year for those who elect to make such deferrals). Interest earned on participant deferrals is equal to the average five year daily treasury rate for the quarter. A participant or his or her beneficiary will begin receiving a distribution of his or her deferrals for a particular plan year upon the earliest of (1) a future date specified by the participant, (2) the participant’s death or (3) the date the participant ceases to be a director. The form of payment includes either a single lump sum payment or annual installment payments over a period of up to ten years. The participant has a limited ability to change these elections.
We suspended this plan in 2008 due to HomeStreet’s financial condition and as a result none of our directors were participants in this plan for the year ended December 31, 2012. However, we did re-activate this plan for 2013.
2011 Equity Incentive Plan for Non-Employee Directors
Our shareholders have approved the 2011 HomeStreet, Inc. Equity Incentive Plan for Non-Employee Directors, which was implemented upon the closing of the Company’s initial public offering in February 2012. This plan reserves for issuance awards of up to 168,000 shares of our common stock in order to provide for compensation to directors for their services on our Board of Directors. All such awards are fully vested immediately upon issuance.

Compensation for Employee Directors
Employee directors do not receive compensation for serving on our Board of Directors.
Director Compensation Table
The following table shows the compensation earned or paid to our non-employee directors for 2012. Employee directors are not compensated separately for their services as directors. Effective upon the closing of our initial public offering on February 15, 2012, the majority of our then existing board of directors resigned and certain new directors were appointed to the vacancies. This table includes all compensation earned or paid to all directors who were on our Board of Directors during any portion of 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott M. Boggs	$52,428	$31,158	—	—	—	—	$83,586
Brian P. Dempsey(1)	51,376	29,917	—	—	—	—	81,293
David A. Ederer(1)	57,080	44,158	—	—	—	—	101,238
Victor H. Indiek	36,584	26,141	—	—	—	—	62,725
Thomas E. King	56,409	29,917	—	—	—	—	86,326
George “Judd” Kirk	59,450	33,638	—	—	—	—	93,088
Michael J. Malone	15,084	26,141	—	—	—	—	41,225
Gerhardt Morrison(1)	29,072	26,141	—	—	—	—	55,213
Douglas I. Smith	25,760	26,141	—	—	—	—	51,901
Janet L. Westling(1)(2)	9,188	—	—	—	—	—	9,188
Bruce W. Williams	25,760	26,141	—	—	—	—	51,901
Marcia F. Williams(2)	6,976	—	—	—	—	—	6,976
Wendy S. Williams(2)	6,176	—	—	—	—	—	6,176
Karen M. Zimmerman(2)	6,176	—	—	—	—	—	6,176
Steven W. Zimmerman(2)	$6,176	—	—	—	—	—	$6,176

(1)	Directors are paid based on the Bank compensation policy for individuals who serve as directors of both HomeStreet and the Bank.

(2)	Resigned effective February 15, 2012.
(3) The amounts shown represent the aggregate grant date fair value for the stock awards granted in fiscal 2012, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For details of all assumptions made in such calculations, see Note 16 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2012.
(4) Stock awards granted to non-employee directors in fiscal 2012 consisted of shares of restricted stock issued to our non-employee directors in connection with our initial public offering in February 2012, as well as shares of common stock granted quarterly to our non-employee directors as part of their individual annual retainer. In February 2012, the chairman of the Board of Directors, Mr. Ederer, received 2,600 shares of restricted stock and all other non-employee directors each received 1,700 shares of restricted stock, all of which will vest in three equal installments over each of the first three anniversaries of the February 15, 2012 grant date.

EXECUTIVE OFFICERS
The names of the executive officers and key employees of HomeStreet, Inc. and its wholly owned subsidiary HomeStreet Bank, their ages, their positions with the Company and the Bank and other biographical information as of April 11, 2013, are set forth below, except for the biographical information for Mr. Mason, which can be found above under “Proposal 1 — Information Regarding the Board of Directors and Nominees.” There are no family relationships among any of our directors or executive officers.

Name	Age	Position at HomeStreet, Inc.	Position at HomeStreet Bank
Mark K. Mason	53	Vice Chairman, Chief Executive Officer, President	Chairman, Chief Executive Officer, President
Jay C. Iseman	53	Executive Vice President, Chief Credit Officer	Executive Vice President, Chief Credit Officer
Godfrey B. Evans	59	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	Executive Vice President, Chief Administrative Officer; General Counsel, and Corporate Secretary
Richard W.H. Bennion	63	Executive Vice President	Executive Vice President, Residential Lending Director
Darrell van Amen	47	Executive Vice President and Chief Investment Officer & Treasurer	Executive Vice President and Chief Investment Officer & Treasurer
Cory D. Stewart	41	Executive Vice President, Chief Accounting Officer	Executive Vice President, Chief Accounting Officer
Randy Daniels	51		Executive Vice President, Income Property Lending Director
Susan Greenwald	54		Senior Vice President, Single Family Lending Operations Director
Paulette Lemon	57		Senior Vice President, Retail Banking Director
Pamela J. Taylor	61		Senior Vice President, Human Resources Director

Jay C. Iseman, Executive Vice President and Chief Credit Officer of HomeStreet, Inc. and the Bank. Mr. Iseman joined the Bank in August 2009 and currently serves as the Executive Vice President and Chief Credit Officer of the Company and the Bank. Prior to his current position and since joining the Company in 2009, Mr. Iseman has served as Senior Vice President, Credit Administration and Vice President, Special Assets Group and OREO Group Manager and Income Property Credit Administrator. Mr. Iseman served as senior vice president and senior portfolio manager of commercial special assets with Bank of America between 2008 and 2009 and as vice president and client manager with Bank of America from 2000 to 2007. During 2008, prior to returning to Bank of America, Mr. Iseman served as vice president and senior relationship manager with Key Bank Real Estate Capital. Mr. Iseman holds a bachelor’s degree in Business Administration and Economics from Seattle Pacific University and a certificate of advanced study in International Finance and Marketing from the American Graduate School of International Management.
Godfrey B. Evans, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of HomeStreet, Inc. and the Bank. Mr. Evans joined HomeStreet in November 2009 and currently serves as the Executive Vice President, General Counsel and Chief Administrative Officer. From 2008 until joining HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens. Prior to this, Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc. From 200 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals, and from 1987 to 2002, Mr. Evans served as executive vice president, chief administrative officer, general counsel and corporate secretary for Fidelity Federal Bank and its publicly traded holding companies, Bank Plus Corporation and Citadel Holding Corporation. Mr. Evans also served as an attorney for Gibson, Dunn & Crutcher LLP from 1982 to 1987. Mr. Evans is admitted to practice law in California and in Washington, D.C. Mr. Evans holds a bachelor’s degree and a master’s degree in Architecture from the University of California, Berkeley and a law degree from Loyola Law School in Los Angeles.

Richard W.H. Bennion, Executive Vice President of HomeStreet, Inc.; Executive Vice President and Residential Lending Director of the Bank. Mr. Bennion joined HomeStreet in 1977 and currently serves as the Bank’s Executive Vice President and Residential Lending Director. He has been a member of the Fannie Mae Western Business Center Advisory Board since 2004, Chair of the Housing Partnership, a nonprofit organization, from 2001 to 2007 and a member of the University of Washington Milgard School of Business Advisory Board since 2004.
Mr. Bennion is the past director of the Homebuilders Association of Tacoma-Pierce County, the past director and president of Puget Sound Mortgage Lenders Association and Washington Mortgage Lenders Association. Mr. Bennion holds a bachelor’s degree in History and China Regional Studies from the University of Washington and a masters of business administration from the University of Washington and is a graduate of the School of Mortgage Banking.
Darrell van Amen, Executive Vice President, Chief Investment Officer and Treasurer of HomeStreet, Inc. and the Bank. Mr. van Amen joined the Bank in 2003 and currently serves as Senior Vice President and Treasurer of the Bank as well as Executive Vice President and Principal Investment Officer of the Company, a position he assumed in 2012. Prior to his current position with the Bank, he was the Vice President, Asset/Liability Manager and Treasurer of the Bank and the Company from 2003 to 2010. Prior to that, Mr. van Amen served as the quantitative analytics manager for the Royal Bank of Canada, vice president and balance sheet manager at Old Kent Financial. He holds a bachelor’s degree in Economics from Weber State University and a master’s degree in Economics from Claremont Graduate University.
Cory D. Stewart, Executive Vice President and Principal Accounting Officer of HomeStreet, Inc. and the Bank. Mr. Stewart joined the Company in March 2012 serving as Senior Vice President and Controller of the Company until assuming his current position with the Company on October 15, 2012. Mr. Stewart was previously the director of finance at Volt Information Sciences, Inc. from February 2009 to March 2012. Prior to that, Mr. Stewart spent over seven years from October 2001 to February 2009 in various finance, accounting and enterprise risk management roles at Washington Mutual, Inc. and is a licensed CPA in the state of Washington and a CFA charterholder since 2002. He graduated cum laude with a bachelor’s degree in accounting and an MBA from the University of Utah.
Randy Daniels, Executive Vice President, Income Property Lending Director of HomeStreet Bank. Mr. Daniels joined the Bank in September 2012. Prior to joining HomeStreet Bank, Mr. Daniels worked for Bank of America’s Commercial Real Estate Group, serving as the Northwest Regional Executive from 2007 to 2012, Senior Vice President and Team Leader from 2001 to 2006 and Vice President and Relationship Manager from 1998 to 2001.   During his fourteen years at Bank of America, Mr. Daniels provided capital and banking services to commercial real estate developers and investors in Washington, Oregon, and Western Canada. Prior to moving to the Pacific Northwest, Mr. Daniels worked as a Senior Asset Manager for the Archon Group (a Goldman Sachs/JE Robert joint venture) and in various other commercial real estate finance positions with banks and life insurance companies.  He has been in the real estate industry for 27 years since graduating with an MBA from The American University in Washington, D.C and an Economics degree from Boston University.
Susan C. Greenwald, Senior Vice President, Single Family Lending Operations Director of HomeStreet Bank. Ms. Greenwald joined the Bank in 1984 and currently serves as Senior Vice President, Single Family Lending Operations Director. Ms. Greenwald began her career at the Bank as a secondary marketing assistant and has served in a number of lending-related management roles. Ms. Greenwald has also served as a director and treasurer of Common Ground and a legislative and legal affairs committee member of Seattle Mortgage Bankers Association.
Ms. Greenwald has been a member of Seattle Mortgage Bankers since approximately 1987 and is an active participant on various industry committees. She holds a bachelor’s degree in Economics from Southern Oregon College.
Paulette Lemon, Senior Vice President, Retail Banking Director of the Bank. Ms. Lemon joined the Bank in 1985 and since 2001 has served as Senior Vice President, Retail Banking Director and as Vice President, Retail Bank Operations Manager prior to 2001. She holds a bachelor’s degree in Business Administration from

Western Washington University and she has completed graduate work in banking at National School of Banking through Fairfield University. She is an associate member for the Corporate Council of the Arts.
Pamela J. Taylor, Senior Vice President, Human Resources Director of the Bank. Ms. Taylor joined the Bank in 1998 as Senior Vice President and Human Resources Director. She holds a senior professional human resource certification from the Society for Human Resource Management and a bachelor’s degree in English from California State University, Northridge. Prior to joining HomeStreet, Ms. Taylor served as Executive Vice President, Human Resource Director for MetLife Capital Corporation from 1986 to 1998.
The current terms of the executive officers will expire at such time as their successors are elected.

EXECUTIVE COMPENSATION
We are an “Emerging Growth Company,” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act”, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not Emerging Growth Companies. These include, but are not limited to reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from certain requirements under the Dodd-Frank Act, including the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to Emerging Growth Companies.
Compensation Program Objectives and Philosophy
We believe it is critical to the Company’s success to attract, retain and incentivize highly qualified executives and to promote a high-performance culture. We have therefore adopted compensation policies that we believe reward executives for achieving and maintaining short- and long-term performance that builds shareholder value. The principles underlying our executive compensation policies and programs include:

•	provide levels of compensation competitive with those offered by our peers and competitors and consistent with our level of performance;

•	attract and retain the most qualified and experienced individuals available to further our success;

•	align the interests of executives and shareholders by linking a significant portion of an executive’s compensation to the Company’s short- and long-term financial performance; and

•	reward and motivate appropriate executive behavior that produces strong financial results while managing risks and promoting regulatory compliance
This philosophy pertains to executive compensation as well as employee compensation at all other levels throughout our organization.
Notwithstanding our overall compensation objectives, incentive compensation opportunities for specific individuals may vary based on a number of factors, including competing compensation programs available for similar positions, scope of duties, tenure, specialized experience, institutional knowledge and performance. We believe a portion of each executive’s potential compensation should be tied to individual performance as evaluated by the HRCG Committee and the Chief Executive Officer (other than for our Chief Executive Officer, whose performance is evaluated solely by the HRCG Committee). In addition, we believe a meaningful portion of each executive’s total compensation opportunity should be linked to our long-term company-wide goals of safety and soundness, increased shareholder value and risk management. Actual compensation in a given year will vary from the target compensation levels based primarily on the attainment of operating goals, the Company’s overall performance, and changes in shareholder value. In some instances, the amount and structure of compensation results from arm’s-length negotiations with executives, which terms reflect an increasingly competitive market for proven expertise and managerial talent. We design our compensation programs and make individual pay decisions and adjustments in the context of this philosophy.
Decision Making and Policy Making
The HRCG Committee is responsible for setting the policies and compensation levels for our directors and Named Executive Officers and for determining the compensation of our Chief Executive Officer. See “Management —Committees of the Board of Directors —Human Resources and Corporate Governance Committee.” Certain members of senior management, including the Chief Executive Officer, Chief Human Resources Officer, General Counsel and Risk and Regulatory Oversight Director regularly participate in the HRCG Committee process for compensating Named Executive Officers. Executive officers in attendance may provide their insights and suggestions, but only independent committee members may vote on decisions regarding executive compensation, and executive officers are excluded from deliberations regarding their own compensation. In particular, the Chief Executive Officer provides recommendations relating to other executive officers; however, after the HRCG Committee reviews and discusses the Chief Executive Officer’s compensation with him, final deliberations and all votes regarding his compensation are made in executive session, without the Chief Executive Officer present. The committee also ordinarily reviews recommendations and input from compensation consultants regarding executive officers’ compensation. Participation levels in all incentive programs for Named Executive Officers are established by the HRCG Committee at the beginning of each fiscal year. These participation levels may be increased or decreased after the beginning of a fiscal year at the discretion of the committee. However, it has been the practice of the HRCG Committee to do so only in the event of a material change in an executive officer’s responsibilities. In establishing incentive plan participation levels, the HRCG Committee considers market data relating to compensation practice of our peers as well as internal parity. We do not follow formal guidelines for establishing internal parity, but we do seek to correlate organizational responsibility with participation level.
Summary Components of Compensation
Currently, the compensation package for our Chief Executive Officer and our two other most highly compensated executive officers (collectively referred to as the “Named Executive Officers”) is comprised of base salary, an annual short-term cash incentive plan, equity opportunity awards, a 401(k) plan, health and welfare benefits plan and perquisites.
Base Salary
Base salaries are provided for each named executive for performing specific job responsibilities giving consideration to the knowledge, skills, abilities and experience of each executive as well as competitive market pay. Mr. Mason’s base compensation for 2012 was reduced from $600,000 to $500,000 on March 26, 2012 in accordance with his employment agreement following the Bank’s initial public offering. Mr. Bennion’s base salary is $203,000 and has not been increased since January, 2007. Mr. van Amen earns a base salary of $220,000 which was effective September 7, 2012 due to a promotion to Chief Investment Officer.
Short-Term Incentive Compensation
HomeStreet maintains the Management/Support Performance-Based Annual Incentive Plan (the “Management Support Plan”) to provide employees with incentive awards upon the attainment of pre-defined annual performance goals that are designed to align eligible employees with the short-term objectives of HomeStreet. Mr. Mason and Mr. van Amen participate in the Management Support Plan.
Each eligible participant in the Management Support Plan is assigned target and maximum incentive award opportunities, expressed as a percentage of base salary. The specific level and range of opportunities varies by individual, and reflects each participant’s past and expected future contributions to the success of HomeStreet, as well as market-competitive opportunities for employees with similar skills, experience and responsibilities at companies comparable to HomeStreet. The 2012 target incentive opportunity was 60% of base salary for Mr. Mason, 35% for Mr. van Amen and 25.0% to 40.0% for other executive officer participants. The maximum incentive opportunity in 2012 was 120% of base salary for Mr. Mason and 70% of base salary for van Amen.
Pre-defined corporate, department and/or individual performance goals are assigned to each participant and weighted according to the participant’s level of responsibility and ability to influence overall corporate performance outcomes. Mr. Mason’s 2012 incentive opportunity was weighted 80% to corporate goals and 20% to individual goals. The 2012 weighting for Mr. van Amen was 50% to corporate goals and 50% to individual goals. Corporate performance goals are established each year by the HRCG Committee, with input from our Chief Executive Officer. Individual goals for Mr. Mason are established by the HRCG Committee; and department and individual goals for the other executive officer participants are established by Mr. Mason and approved by the HRCG Committee.
2012 Performance Goals and Actual Results for Mr. Mason: The corporate performance goals (80% of total) established for Mr. Mason included threshold, target and stretch performance goals for net income (60% weight), classified assets (15% weight), nonperforming assets (10% weight), net interest margin (10% weight) and core deposit growth (5% weight). The individual goals (20% of total) established for Mr. Mason were related to capital management, regulatory matters and revenue diversification. Individual goals for Mr. Mason were not assigned specific weights in 2012. The following table summarizes Mr. Mason’s 2012 corporate performance goals, as established by the HRCG Committee, and actual results for 2012:

Corporate Performance Area	Weight	Corporate Performance Goals			Actual Result
		Threshold (0% of Target Payout)	Target	Maximum (200% of Target Payout)
Net Income (millions)	60%	$22.4	$27.3	$33.5	$82.1
Classified Assets (%)	15%	5.50%	4.50%	4.00%	3.29%
Nonperforming Assets* (%)	10%	3.00%	2.08%	1.50%	2.05%
Net Interest Margin (%)	10%	2.75%	3.00%	3.25%	2.89%
Core Deposit Growth (%)	5%	5.00%	15.00%	25.00%	35.10%

* Less restructured loans.
The HRCG Committee determined that Mr. Mason performed at the maximum level for each of his individual performance goals in 2012. When combined with the above 2012 corporate performance results, Mr. Mason earned a total cash incentive under the Management Support Plan equal to $542,557, or 181% of target.
2012 Performance Goals and Actual Results for Mr. van Amen: The corporate performance goal (50% of total) established for Mr. van Amen was based solely on net income. Actual 2012 net income performance of $82.1 million exceeded the maximum performance goal of $33.5 million. Mr. van Amen’s individual goals were focused in the following areas: asset yield management, interest rate risk management, successful implementation of a company-wide loan pricing model and process, and satisfactory results of internal audit findings. Based on combined 2012 corporate and individual performance results, Mr. van Amen earned a total cash incentive under the Management Support Plan equal to $148,225, or 193% of target.
2012 Performance Goals and Actual Results for Mr. Bennion: Mr. Bennion, Executive Vice President and Residential Lending Director, participates in an individualized annual incentive arrangement. Approximately 75% of Mr. Bennion’s incentive opportunity was tied to loan production and profitability through overrides on single family permanent and construction loan production and goals related to target net operating income for single family origination. Approximately 15% of the total incentive opportunity was based on sound risk management through an assessment of loan quality and another 10% of the total opportunity was based on achievement of specific individual performance goals. Mr. Bennion received a 2012 incentive award equal to $688,239, or 194% of target, based on his unit’s extraordinary achievements in loan production, profitability and safe and sound lending practices.
Incentive Plan Risk Management
The HRCG Committee regularly reviews our incentive compensation arrangements for all executives and non-executive employees who, either individually or as part of a group, have the ability to expose HomeStreet to material amounts of risk (“covered employees” under the interagency Guidance on Sound Incentive Compensation Policies). In addition to rigorous company-wide internal controls processes, the HRCG Committee takes the following measures to ensure that incentive compensation arrangements for covered employees do not encourage participants to expose HomeStreet to unnecessary or excessive risks:

•	Annual HRCG Committee approval of incentive plan payouts;

•	HRCG Committee approval of any material changes to plan terms;

•	HRCG Committee oversight of annual incentive plan risk assessments;

•	Allowance for HRCG Committee discretion, if necessary, to address extraordinary events or circumstances;

•	Caps and/or deferral mechanisms to avoid “run-away” short-term incentive opportunities;

•	Balanced performance metrics, including safety and soundness goals;

•
Delivery of a meaningful portion of executive compensation in the form of equity instruments that vest over multiple years, encouraging a natural interest in the long-term financial health of HomeStreet;

•	Clear communication and transparency in the establishment, administration and monitoring of incentive arrangements
“Clawback” Provisions: Each of HomeStreet’s incentive compensation arrangements includes provision for the reduction or recovery of awards if the HRCG Committee determines that materially inaccurate financial information was used in determining award payouts or if it was determined that the recipient’s activities exposed HomeStreet to imprudent risks. Should it be necessary, the HRCG Committee will determine the amount of any award that was overpaid as a result of inaccurate information and will send the participant a recovery notice specifying the overpayment amount and the terms for repayment.
In addition, Section 304 of the Sarbanes Oxley Act of 2002 provides a basis to recover incentive awards in certain circumstances. If we are required to restate our financials due to noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer, Chief Accounting Officer and Chief Investment Officer must reimburse the Company for: (1) any bonus or other incentive or equity based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits the executive realized from sales of HomeStreet securities during that period.
Based on the findings from its ongoing monitoring and oversight efforts, the HRCG Committee has determined that none of our incentive compensation arrangements expose HomeStreet to unnecessary or excessive risks that could materially threaten the value of HomeStreet.
CEO Discretionary Bonuses for 2012
For his performance in 2012, Mr. Mason was awarded with two discretionary bonuses above and beyond the Management Support Plan described above. The first discretionary bonus was $100,000 and was awarded to Mr. Mason upon the successful completion of HomeStreet’s initial public offering, in order to recognize his significant contributions to our positive outcome.
The second discretionary bonus of $457,443 was awarded to Mr. Mason on March 31, 2013 in recognition of his leadership efforts during 2012 that resulted in Company performance and shareholder wealth creation well beyond the maximum performance criteria contemplated by the Management Support Plan. The following key outcomes in 2012 were considered in establishing this discretionary bonus:

•	Following our successful initial public offering in February 2012, HomeStreet’s shareholders enjoyed greater than 100% stock price appreciation through the end of the fiscal year;

•	HomeStreet significantly outpaced Peer Banks* in regard to total shareholder return, return on average assets and return on average earnings;

•	Revenues continued to grow throughout the year;

•	Asset quality improved significantly; and

•	Regulators terminated the Federal Deposit Insurance Corporation’s cease and desist order for HomeStreet Bank (the “Bank Order”) and subsequently lifted the corresponding memorandum of understanding.

In addition to the outcomes considered above, the Committee asked PM&P to perform analyses of realized cash compensation and realizable total compensation for CEOs of Peer Banks* to determine whether the additional discretionary bonus was appropriate from the perspective of relative pay for performance. The Committee determined that the PM&P analyses also supported the decision to award the additional discretionary bonus.
* Peer Banks include the following 19 companies: Banner Corporation, BofI Holding, Inc., Cascade Bancorp, Central Pacific Financial Corp., CoBiz Financial, Inc., Columbia Banking System, Inc., CVB Financial Corp., Farmers & Merchants Bancorp, First Interstate BancSystem, Inc., Glacier Bancorp, Heritage Financial Corp., National Bank Holdings Corp., Pacific Continental Corp., PacWest Bancorp, Provident Financial Holdings, Inc., TriCo Bancshares, Washington Banking Company, Westamerica Bancorporation, Western Alliance Bancorporation.
Equity Incentive Compensation
2010 Equity Incentive Plan. On January 20, 2010, the shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”), which authorizes the grant of nonqualified and incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, stock bonus awards and cash incentive bonus awards. The 2010 Plan became effective upon the closing of our initial public offering in February 2012. We are authorized to issue up to 1,412,712 shares of our common stock issuable under the 2010 Plan, however, our Board of Directors have indicated that they intend to limit the amount of aggregate awards to be granted under the 2010 Plan such that the total amount of all awards including certain awards made outside of the plan in 2010 as retention grants will not exceed 10.0% of our outstanding shares of common stock as measured immediately after the closing of our initial public offering in February 2012, excluding any shares issued under restricted stock awards granted effective upon the completion of such offering. The purpose of the 2010 Plan is to give us a competitive position in attracting, retaining and motivating officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and consultants can acquire common stock or earn incentive compensation based on the value of our common stock, thereby strengthening their commitment to HomeStreet and promoting an identity of interest with our shareholders. We do not believe that any element of the 2010 Plan encourages excessive or unnecessary risks to HomeStreet’s assets or reputation. The 2010 Plan is be administered by the HRCG Committee.
Equity Grants Effective at the Closure of our Initial Public Offering
In connection with the closing of our initial public offering in February 2012, the Company awarded stock options and restricted stock awards to our executive officers and senior managers, in order to maintain the existing ownership percentage targets for those executive officers and senior managers. These grants were allocated 25% to restricted stock awards and 75% to stock options; the stock options vest ratably on the first, second and third anniversaries of the completion of the initial public offering while the restricted stock grants vest upon the occurrence of certain events based upon an increase in the price of our common stock in comparison to the price at which the initial public offering was consummated: one-third of the restricted stock awards vest upon an increase in our stock price of 25.0% from the offering price; an additional one-third vest upon an increase of 40.0% from the offering price and the remaining one-third vest upon an increase of 50.0% from the offering price. We issued an aggregate of 705,568 shares of our common stock (after giving effect to our 2-for-1 forward stock split in November 2012) as part of those grants. The following table sets forth the amount of each of these grants made to the Named Executive Officers:

Name and Principal Position	Ownership Target as % Outstanding Stock Post-Offering	# of Shares Granted as Restricted Stock Award	# of Shares Granted as Stock Option Award	Aggregate # of Shares Granted as Equity Awards at Closing
Mark K. Mason Chief Executive Officer	3.7%	80,724	242,168	322,892
Richard W.H. Bennion Executive Vice President, Residential Lending Director	0.3%	6,456	19,372	25,828
Darrell S. van Amen Executive Vice President, Chief Investment Officer & Treasurer	0.2%	7,320	21,960	29,280

Subsequent to the February 2012 equity grants, Mr. van Amen was granted an additional 30,000 stock options and 10,000 restricted shares (adjusted for November stock split) upon his promotion to Chief Investment Officer. The options vest ratably on the first, second and third anniversaries of the grant date. The restricted shares vest upon an increase in the price of our common stock in comparison to the price at grant date: one-third of the restricted shares vest upon an increase in our stock price of 25.0% from the grant date; an additional one-third vest upon an increase of 40.0% from the grant date and the remaining one-third vest upon an increase of 50.0% from the grant date.
Other Benefit Plans
401(k) Savings and Employee Stock Ownership Plan & Trust
Effective July 26, 2012, the Employee Stock Ownership Plan & Trust (the “ESOP”) was merged into our 40l(k) Savings Plan (the “401(k) Plan”). This change allowed employees with large accumulations of employer stock to diversify within the 401(k) Plan reducing concentration risk. Effective September 1, 2012, the employer matching contributions for the 401(k) Plan were increased from 50% on the first 6% of eligible pay to 100% on the first 3% of eligible pay plus 50% on the next 2% of eligible pay with immediate vesting. Effective January 1, 2013, the employer matching structure and vesting qualified the 401(k) Plan as a “Safe Harbor Plan” under the Small Business Job Protection Act of 1996. The waiting period for receiving the Company match was changed from six months to the pay period following an employee’s hire date and eligible compensation for the Company match changed to include all compensation subject to IRS limits. All employees, including our Named Executive Officers, are eligible to make pre-tax 401(k) Plan contributions and are eligible to may be eligible to receive a discretionary matching contribution. Any such discretionary matching contribution matches a participant’s pre-tax 40l(k) Plan contributions at a percentage we determine of the first 6.0% of eligible compensation (subject to IRS limits). Employees are eligible to participate in the 401(k) Plan if they meet the applicable service requirements and are at least 18 years old.
Executive Deferred Compensation.
In 2004, we adopted a deferred compensation plan which allows designated executive officers to defer annually all or part of their incentive bonus and to receive an employer contribution equal to the additional employer contributions, if any, that would have been made to the 40l(k) Plan and ESOP based on participants’ eligible compensation if certain IRS limitations on compensation and benefits did not apply. Interest earned on participant deferrals and employer contributions under the plan is equal to the average five-year daily treasury rate for the relevant quarter.
A participant or his/her beneficiary receives a distribution of his or her plan deferrals and Company contributions for a particular plan year upon the earliest of: (1) a future date specified by the participant, (2) the participant’s death, (3) the participant’s permanent disability, (4) the participant’s retirement on or after age 65 or (5) the participant’s termination of employment. The form of payment includes either a single lump- sum payment or annual installment payments over a period of years, but not more than ten years.

We suspended this plan in 2008 due to HomeStreet’s financial condition and as a result none of our Named Executive Officers were participants in this plan for the year ended December 31, 2012. We did not re-activate this plan for 2013.
Health and Welfare Benefits
All Named Executive Officers are provided with the same medical, dental, vision and life insurance programs as all other benefited employees of HomeStreet on the same terms and conditions as applicable to employees generally.
Perquisites and other Personal Benefits
We provide our Named Executive Officers with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to the Company in attracting and retaining qualified executives. Perquisites include health club membership and parking.
Executive Employment Agreements
We use employment agreements to retain certain executives and the talent, skills, experience and expertise that they provide to HomeStreet, with a goal of protecting the Company and the shareholders and to provide the stability and skilled leadership needed in our current environment. In 2011, we entered into an executive employment agreement with Mr. Mason. This agreement became effective upon lifting of the Bank Order on March 26, 2012.
This agreement continues for a term of three years from the effective date, with an automatic renewal for additional one- year periods thereafter unless either party gives notice of termination 180 days prior to the expiration of the then-current term.
Mr. Mason’s employment agreement provides for a base salary of not less than $500,000. In addition, his employment agreement requires the Company to establish a performance based target bonus under the Company’s incentive bonus incentive plan (discussed above under Short Term Incentive Compensation – Management/Support Performance-Based Annual Incentive Plan), pursuant to which Mr. Mason may receive, subject to completion of objectives, no less than 50% of his salary (or such higher amount as the HRCG may approve), less required withholding and authorized deductions. The Board of directors or the HRCG Committee and Mr. Mason are required to establish mutually acceptable performance objectives and related payout rations no later than May 31 of each fiscal year. Additionally, Mr. Mason’s employment agreement provided that in the event of an initial public offering, he was entitled to stock options and restricted stock equal to the product obtained by multiplying the percentage of our pre- initial public offering common stock reflected by Mr. Mason’s 2010 retention grant, by the number of shares of our common stock as measured immediately after the completion of the initial public offering, and subtracting from that result the number of shares represented by Mr. Mason’s 2010 retention grant. See “Equity Incentive Compensation - Equity Grants Effective at Closing of our Initial Public Offering” above for details of this award. Our Board of Directors approved this grant to be made at the closing of our initial public offering in February 2012 even though Mr. Mason’ employment agreement was not yet effective.
In addition to the payment of earned and unpaid salary and incentive compensation, unused vacation time, and unreimbursed business expenses, in the event of termination of Mr. Mason’s employment within one year or during the 90 days immediately preceding a “change of control” by the Company other than for “cause” or by Mr. Mason for “good reason,” in conjunction with a mutual release agreement, Mr. Mason will receive an amount equal to the sum of: (1) two-and-one-half times his then current base salary, (2) an amount equal to two-and-one-half times the greater of his annual incentive payment earned by Mr. Mason in the year prior to termination or the contracted executive’s target incentive payment for the current year and (3) payment of health insurance premiums for Mr. Mason and his dependents for up to 18 months. In addition, all of Mr. Mason’s unvested restricted stock and stock options will immediately vest and will remain exercisable according to any stock option grant or plan.

In addition to the payment of accrued and unpaid salary and incentive compensation, unused vacation time and unreimbursed business expenses, in the event of a termination without cause or resignation for good reason not involving a change in control, in exchange for executing a release, Mr. Mason will receive: (1) two times his then current base salary, (2) an amount equal to two times the greater of his (a) annual incentive payment earned in the year prior to termination or (b) his target incentive payment for the current year and (3) payment of health insurance premiums for executive and his dependents for up to 18 months. In addition, Mr. Mason’s unvested restricted stock and stock options will immediately vest and will remain exercisable according to any stock option grant or plan.
In addition to the prohibitions against solicitation of customers and employees and the diversion of corporate opportunities, Mr. Mason’s agreements also contain a six-month non-competition agreement which restricts certain competitive acts on behalf of another bank or thrift located in Washington, Oregon, Idaho or Hawaii.
Mr. Mason’s employment agreement further provides that if any payments received by Mr. Mason would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the Company will pay him individually an additional amount so that his net payment will not be diminished in any respect by the additional excise or other tax due pursuant to Section 280G of the Internal Revenue Code.
Severance and Change in Control Arrangements
We adopted a broad-based, non-discretionary severance plan following approval by our regulators on February 25, 2009. The plan provides one week of pay for every year of service with a minimum payment of two weeks and a maximum payment of 26 weeks. This plan was adopted to further reduce expenses and preserve capital. The plan modification brought HomeStreet’s severance plan within the definition of a “non- discriminatory” severance plan, pursuant to 12 C.F.R §359.1(j), for purposes of the Federal Deposit Insurance Corporation’s Golden Parachute rules.
Human Resources and Corporate Governance Committees Report
The HRCG Committee has reviewed the information in the executive compensation section and has recommended to the Board of Directors that it be included in the Proxy Statement
This report is submitted by the Company’s Human Resource and Corporate Governance Committee consisting of Judd Kirk (Chair), Brian Dempsey, Tom King, Mike Malone and Doug Smith.

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers.

Name and Principal Positions	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (5) ($)	Total ($)
Mark K. Mason Chief Executive Officer	2012	$523,077	$557,443	$887,964	$741,034	$542,557	—	$12,719	$3,264,794
	2011	600,000	—	—	—	481,226	—	140,049	1,221,275
Richard W. H. Bennion Executive Vice President, Residential Lending Director	2012	203,000	—	71,016	59,278	688,239	—	12,977	1,034,510
	2011	203,000	—	—	—	300,000	—	11,899	514,899
Darrell S. van Amen Executive Vice President, Chief Investment Officer & Treasurer	2012	206,359	20,000	258,520	320,296	148,225	—	10,278	963,678
	2011	$197,151	—	—	$10,629	$119,685	—	$8,598	$336,063

(1)
The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year. Mr. Mason’s base salary was reduced to $500,000 effective March 26, 2012 pursuant to his post initial public offering employment agreement.

(2)
Mr. Mason received additional discretionary awards in 2012 to include a $100,000 bonus following the Company’s initial public offering and $457,443 recognizing his significant achievements in 2012. Mr. van Amen also received a $20,000 bonus following the Company’s initial public offering in February 2012.

(3)
Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For details of all assumptions made in such calculations, see Note 16 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)	Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Management Support Plan.

(5)
The Named Executive Officers participate in certain group health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figure shown for each Named Executive Officer for 2012 includes: (i) 401k matching contributions as follows: Mr. Mason, $8,333, Mr. Bennion, $8,333, and Mr. van Amen, $7,968 ; (ii) health club membership as follows: Mr. Mason, $2,028, Mr. Bennion, $2,028, and Mr. van Amen, $0; (iii) parking as follows: Mr. Mason, $2,220, Mr. Bennion $2,220, and Mr. van Amen $2,220; and (iv) life insurance premiums as follows: Mr. Mason, $138, Mr. Bennion, $396, and Mr. van Amen, $90. In 2011, we provided Mr. Mason with relocation expenses of $81,315, a $42,217 tax gross up for relocation expenses, a temporary housing expense of $276 and personal travel expenses of $4,600. We provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark K. Mason	150,000	(2)	50,000	(2)	—	$0.75	10/22/2020	—	—	—	—
			242,168	(3)	—	$11.00	2/10/2022	—	—	—	—
Richard W.H. Bennion	12,000	(4)	4,000	(4)	—	$0.75	11/29/2020	—	—	—	—
			19,372	(3)	—	$11.00	2/10/2022	—	—	—	—
Darrell S. van Amen	8,400	(5)	2,800	(5)	—	$2.00	1/27/2021	—	—	—	—
			21,960	(3)	—	$11.00	2/10/2022	—	—	—	—
			30,000	(6)	—	$17.80	9/7/2022	—	—	3,333 (7)	$ 85,158 (8)

(1)	Reflects the 2-for-1 forward splits of our common stock effective March 6, 2012 and November 5, 2012.

(2)
Mr. Mason holds 200,000 options of which 25% vested on the date of the grant (October 2010), 25% vested in February 2012, 25% vested upon the termination of certain regulatory orders pertaining to the Bank and the remaining 25% are scheduled to vest in October 2013.

(3)	These options vest and become exercisable in three equal installments on February 10, 2013, 2014 and 2015, respectively.

(4)
Mr. Bennion holds 16,000 options of which 25% vested on the date of the grant (November 2010), 25% vested in February 2012, 25% vested upon the termination of certain regulatory orders pertaining to the Bank and the remaining 25% are scheduled to vest in November 2013.

(5)
Mr. van Amen holds 11,200 options of which 25% vested on the date of the grant (January 2011), 25% vested in February 2012 and 25% vested upon the termination of certain regulatory orders pertaining to the Bank. The remaining 25% are scheduled to vest in January 2014.

(6)	These options vest and become exercisable in three equal installments on September 7, 2013, 2014 and 2015, respectively.

(7)
Restricted stock subject to vesting based upon an increase in the price of the Company’s common stock in comparison to the price at which the common stock was valued on the grant date of September 7, 2012.

(8)	Based on the December 31, 2012 closing market price of the Company’s shares of common stock on Nasdaq of $25.55 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2008, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Loan Transactions
From time to time, the Bank makes loans to directors, executive officers and other affiliates in compliance with Regulation O issued by the Federal Deposit Insurance Corporation. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us.
Indemnification Agreements
We have entered into indemnification agreements with each of the current and former directors and executive officers of HomeStreet, Inc. Subject to certain limitations, these agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Procedures for Approval of Related Party Transactions
The Bank is subject to the requirements of Regulation O, which places certain restrictions on loan transactions between the Bank and its directors, executive officers and principal shareholders (or any of their related interests). Regulation O generally defines a principal shareholder as a person that directly or indirectly, or acting through or in concert with one or more other persons, owns, controls or has the power to vote more than 10% of any class of voting shares. The Bank surveys Company and Bank directors and senior and executive officers each year to identify their related interests. The board of directors has adopted a policy for lending to our employees, directors and executive officers to ensure compliance with Regulation O loans by the Bank to our employees, directors and executive officers that exceed $500,000 in aggregate require the approval of the Bank’s board of directors.
Prior to the completion of our initial public offering, in addition to the application of Regulation O to certain related-party transactions, we have followed formal conflict of interest policies requiring the review and pre-approval of transactions with a related party by the chief executive officer and audit committee where the related party is a director or by the chairman, chief executive officer or general counsel for non-director employees. Following the completion of our initial public offering in February 2012, in accordance with the audit committee’s charter, the audit committee will review and pre-approve in writing any proposed related party transactions; however, certain types of transactions, including Regulation O Loans, executive officer employment arrangements and director compensation required to be disclosed in our Proxy Statements, certain charitable contributions, transactions where all shareholders receive a proportional benefit and transaction entered into through a competitive bid prices, may be automatically deemed pre-approved as related party transactions under our Related Person Transaction Policies and Procedures, a copy of which is available on our website at www.homestreet.com. In the case of a loan requiring board approval under Regulation O, however, review and approval by our Board of Directors would still be required to approve such loan under Regulation O despite any such pre-approval as a related party transaction.

PRINCIPAL SHAREHOLDERS
The following table sets forth the beneficial ownership of our common stock as of April 11, 2013, by:

•	each of the directors and Named Executive Officers of HomeStreet, Inc.;

•	all of our directors and executive officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of any class of our securities.
The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.
The percentages reflect beneficial ownership as of April 11, 2013, as determined under Rule 13-d3 under the Exchange Act and are based on 14,401,773.6 shares of our common stock outstanding as of that date. In addition, any options exercisable within 60 days of April 11, 2013 will be included in the beneficial ownership of the holder of such option, and the percentage ownership for that holder will be calculated by adding the aggregate number of options exercisable within 60 days of April 11, 2013 to both the number of shares held by that specific shareholder and the total number of shares outstanding. Unless otherwise set forth in the following table, the address of the listed shareholders is c/o HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101.

Name of Beneficial Owner	Number of Shares of Common Stock	Ownership Percentage

Five Percent Shareholders:
The 401(k) Plan (1)	850,524.40	5.9%
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	814,989.00	5.7%

Directors and Executive Officers:
Bruce W. Williams (2)	975,795.84	6.8%
Mark K. Mason (3)	356,888.00	2.4%
Godfrey B. Evans (4)	71,378.00	*
Richard W.H. Bennion (5)	70,718.49	*
Jay C. Iseman (4)	62,290.00	*
Douglas I. Smith (6)	47,798.00	*
Darrell van Amen (7)	33,558.70	*
Brian P. Dempsey (8)	24,901.80	*
David A. Ederer (9)	23,091.60	*
Michael J. Malone (10)	18,198.00	*
Cory D. Stewart (11)	14,184.00	*
Thomas E. King (10)	11,650.00	*
Scott M. Boggs (10)	9,767.40	*
Gerhardt Morrison (12)	9,263.60	*
George “Judd” Kirk (13)	7,001.40	*
Victor H. Indiek (10)	4,458.00	*
All executive officers and directors as a group (20 persons) (14)	1,824,467.58	12.3%

*less than 1.0%

(1)	The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan.

(2)
Includes 19,252.644 shares held through the 401(k) Plan. The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan. Also includes (a) 31,547.2 shares held jointly with Gro A. Buer, Mr. William’s spouse; (b) 188,128 shares held as co-trustee with Ms. Buer for the Marina Sonja Williams Trust dated 12/25/95; (c) 2,188.4 shares held as sole trustee for Marina Sonja Williams Trust dated 12/23/03; (d) 150,076.8 shares held as executor of the estate of Walter B. Williams; (e) 150,073.6 shares held as executor of the estate of Marie W. Williams; (f) 1.2 shares held as the sole trustee of the Walter B. Williams Interim Trust; (g) 55,281.6 shares held as the sole trustee of the Karen M. Zimmerman Trust dated 12/22/00; (h) 55,281.6 shares held as the sole trustee of the Steven W. Zimmerman Trust dated 12/22/00; (i) 750.4 shares held as the sole trustee for the Andrew Alvaro Mullins-Williams Trust dated 11/29/05, (j) 156,454.4 shares held as the sole trustee of the Myers Irrevocable Trust #1 dated 8/05/94; (k) 0.40 shares held individually by Gro A. Buer and (l) 1,132 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(3)	Includes options to purchase 230,724 shares of common stock exercisable within 60 days of April 11, 2013.

(4)	Includes options to purchase 46,146 shares of common stock exercisable within 60 days of April 11, 2013.

(5)
Includes 31,334.09 shares held through the 401(k) Plan. The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan. Also includes options for 18,458 shares of common stock exercisable within 60 days of April 11, 2013 and 10,856 shares held as co-trustee with Ms. Bennion for the Bennion Revocable Living Trust dated 12/19/02.

(6)	Includes 45,600 shares of common stock held jointly by Ann Smith, Mr. Smith’s spouse, and 1,132 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(7)
Includes 2,286.70 shares held through the 401(k) Plan. The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan. Also includes options to purchase 15,722 shares of common stock exercisable within 60 days of April 11, 2013, and 3,333 shares of restricted stock subject to vesting based upon an increase in the price of our common stock in comparison to the initial public offering price.

(8)
Includes 11,700 shares of common stock held by Brian P. Dempsey and Cairns C. Dempsey as joint tenants with right of survivorship and 1,132 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(9)	Includes 1,732 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(10)	Includes 1,132 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(11)
Includes options to purchase 2,092 shares of common stock exercisable within 60 days of April 11, 2013, and 6,666 shares of restricted stock subject to vesting based upon the occurrence of certain events and upon an increase in the price of our common stock in comparison to the initial public offering price.

(12)	Includes 2,000 shares of common stock held jointly by Julie Weston, Mr. Morrison’s spouse, and 1,132 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(13)	Includes 4,000 shares of common stock held jointly by Barbara Kirk, Mr. Kirk’s spouse, and 1,132 shares of restricted stock subject to ratable vesting on each of February 15, 2014 and 2015.

(14)
Includes (a) an aggregate 383,285 shares issuable on exercise of options vested within 60 days of April 11, 2013, (b) 13 restricted stock awards to executive officers and continuing non-employee directors for an estimated aggregate 23,614 shares and (c) 96,084.184 shares held through the 401(k) Plan. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.

HomeStreet, Inc. 401(k) Savings and Employee Stock Ownership Plan & Trust
The employer stock account in our 401(k) Plan is our largest single shareholder. Charles Schwab Trust Company is the trustee for all 401(k) Plan assets. The 401(k) Plan is administered by the plan fiduciary, which is a committee appointed by the Company's Board of Directors and is comprised of Pamela J. Taylor, Richard W.H. Bennion and Paulette Lemon.  Participants in the 401(k) Plan may direct the plan trustee as to how to vote their shares of our common stock in the employer stock account with regard to all matters, like any other shareholder, using the same voting card.  Charles Schwab coordinates pass-through voting for participants with the voting tabulator.

INFORMATION REGARDING EQUITY COMPENSATION PLANS
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2012, including the 2010 Equity Incentive Plan, the 2011 HomeStreet, Inc. Equity Compensation Plan for Non-Employee Directors and the retention grants made in 2010 outside of the 2010 Equity Incentive Plan but subject to the terms and conditions of that plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Plans approved by shareholders	631,366	(1)	$12.22	275,838	(2)(3)(4)
Plans not approved by shareholders (5)	418,000		0.77	N/A
Total	1,049,366		7.66	275,838

(1)	Consists of option grants awarded pursuant to the 2010 Equity Incentive Plan.

(2)
Consists of 112,370 shares remaining under the 2010 Equity Incentive Plan and 163,468 shares remaining under the 2011 HomeStreet, Inc. Equity Compensation Plan for Non-Employee Directors. (the "2011 Plan"). In 2012, the Company awarded 4,532 shares under the 2011 Plan, out of a total of 168,000 shares available for issuance under the 2011 Plan.

(3)
The 2010 Equity Incentive Plan was approved by shareholders in January 2010 but did not become effective until the completion of our initial public offering in February 2012. Following our initial public offering, the number of shares available for issuance under the 2010 Equity Incentive Plan, giving effect to our 2-for-1 forward stock splits in March 2012 and November 2012, was 1,412,712. This amount was established by our Board of Directors, which determined that it will not issue equity grants under the 2010 Equity Incentive Plan in an amount that would cause the combined amount of awards granted pursuant to the 2010 Equity Incentive Plan and the 2010 retention equity awards to exceed 10% of the number of shares outstanding immediately following the closing of our initial public offering.

(4)	During 2012, the Company awarded 223,974 restricted stock awards, of which 188,143 have vested, and 1,402 performance stock awards, all of which have vested, under the 2010 Equity Incentive Plan.

(5)	Consists of retention equity awards granted in 2010 outside of the 2010 Equity Incentive Plan but subject to its terms and conditions.

AUDIT COMMITTEE REPORT
Prior to the closing of our initial public offering, from January 1, 2012 through February 14, 2012, Directors David Ederer, Brian Dempsey and Janet Westling served on the Company’s Audit Committee. Directors Scott Boggs, Brian Dempsey, Victor Indiek, George “Judd” Kirk and Douglas Smith were elected to serve on the Audit Committee effective on the closing of our initial public offering on February 15, 2012. David Ederer replaced Brian Dempsey on the Audit Committee effective May 23, 2012.
As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing HomeStreet’s accounting and financial reporting processes, including the quarterly reviews and the annual audit of HomeStreet’s consolidated financial statements by HomeStreet’s independent registered public accounting firm. KPMG LLP served as the Company’s independent registered public accounting firm in during the fiscal year ended December 31, 2012 and has conducted the audit of HomeStreet’s financial statements for 2012. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. As part of fulfilling its responsibilities, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication With Audit Committees);

•
received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 (Communication with Audit Committees Concerning Independence) of the PCAOB; and

•	discussed with the independent registered public accounting firm that firm’s independence.
Based on its review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in the Company’s 2012 Annual Report on Form 10-K filed with the SEC.
Submitted by the Audit Committee of the Board of Directors of HomeStreet, Inc.
Scott M. Boggs, Chair
David A. Ederer
George “Judd” Kirk
Victor H. Indiek
Douglas I. Smith

OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The Company’s 2012 Annual Report on Form 10-K, including financial statements, is being mailed to shareholders with this Proxy Statement. Additional copies of the 2012 Annual Report on Form 10-K may be obtained without charge by writing to Investor Relations, HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. This Proxy Statement, HomeStreet’s 2012 Annual Report on Form 10-K and other proxy materials are also available on HomeStreet’s website at www.homestreet.com/proxy. In accordance with SEC rules, our proxy materials posted on this website do not contain any cookies or other tracking features. The SEC maintains a website located at www.sec.gov that also contains this information. The information on HomeStreet’s website and the SEC’s website are not part of this Proxy Statement.

DIRECTIONS AND PARKING INSTRUCTIONS TO
HOMESTREET, INC. ANNUAL MEETING

Union Square Garage Meeting Location: Hilton Seattle 1301 6th Avenue Seattle, WA 98101 Tel: 206-624-0500
From I-5 Southbound:

•	Take the Union Street exit, (exit 165b)

•	Turn left on Seventh Avenue (first light at the end of the Union Street exit ramp)

•	Seventh Avenue runs under the Union Square buildings and the garage entrance is mid-block on the right side of the street.
From I-5 Northbound:

•	Take the Seneca Street exit, (exit 165), on the left side of the freeway.

•	Turn right onto Sixth Avenue (first light at the end of the Seneca Street exit ramp)

•	Turn right at University Street ( be careful to stay left of the concrete divider that separates the two-lane access road around the Union Square complex from the freeway on-ramp)

•	University Street curves and becomes Seventh Avenue. Look for the sign indicating the parking garage entrance on the left side of the street.
Once You are in the Garage:

•
Try to find parking in the WEST section of the garage, near the One Union Square elevator on any level. (One Union & Two Union Square share underground parking. WEST parking in the vicinity of a One Union Square elevator will be closer to the Hilton.)

•	Look for overhead signs in the garage directing you to WEST or One Union Square elevators.

•	Take the elevator to the Lobby.
Once You Reach the Lobby:

•
Exit the elevator and take the down escalators directly ahead. At the bottom of the escalators you will see another elevator on your left that will take you up to the Hilton Lobby. The meeting will be held in the Windward Room on the lobby level of the Hilton.

Parking Validation
Please bring your Union Square garage entrance ticket to the meeting and we will be happy to validate your parking before you leave. NOTE: We will not be validating Hilton parking.

## ANNUAL MEETING OF SHAREHOLDERS

**Thursday, May 30, 2013**
**10:00 a.m.**

**At**

**Your Vote is Important to the Company!**

0

# HOMESTREET, INC.

**601 Union Street**

**Seattle, Washington 98101**

**This proxy appointing David A. Ederer and Godfrey B. Evans as proxy holders is solicited by the Board of Directors for use at the Annual Meeting on May 30, 2013 and at any adjournments or postponements thereof.**

The undersigned shareholder of HomeStreet, Inc. hereby appoints David A. Ederer and Godfrey B. Evans, and each of them, with power of substitution to each, to attend the annual meeting of the shareholders of HomeStreet, Inc. to be held May 30, 2013, at 10:00 a.m. in the Windward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101, and any adjournments or postponements thereof, and to vote the shares of the undersigned at such meeting with respect to the proposals, as indicated on the reverse side of this page, with all powers that the undersigned would have if acting in person; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

**(Continued and to be signed on the reverse side.)**

14475

ANNUAL MEETING OF SHAREHOLDERS OF

# HOMESTREET, INC.

**May 30, 2013**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Annual Meeting.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

| COMPANY NUMBER | |
|---|---|
| ACCOUNT NUMBER | |
| | |

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:**
The Notice of Meeting, proxy statement and proxy card are available at www.homestreet.com/proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00000033333300000000 3 053013

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES AND A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

**PROPOSALS**

1. **Election of Directors.** Proposal to elect directors from among the nominees set forth below. IF you wish to vote for a person other than the nominees identified below, please cross through the name of the relevant nominee and clearly print the name of your proposed director alongside the stricken candidate.

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Michael J. Malone | ☐ | ☐ | ☐ |
| Victor H. Indiek | ☐ | ☐ | ☐ |
| Bruce W. Williams | ☐ | ☐ | ☐ |
| Mark K. Mason | ☐ | ☐ | ☐ |
| Scott M. Boggs | ☐ | ☐ | ☐ |
| 2. To ratify the appointment of Deloitte & Touche LLP as HomeStreet, Inc.'s independent registered accounting firm for the fiscal year ending December 31, 2013. | ☐ | ☐ | ☐ |

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders of HomeStreet, Inc. **This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s), but if no direction is made, this proxy will be voted "FOR" the nominees identified herein, and "FOR" the ratification of the appointment of Deloitte & Touche LLP.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.